As filed with the Securities and Exchange Commission on December 4, 2001
                                           SEC Registration No. 333-70353
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                        POST-EFFECTIVE AMENDMENT NO.1 TO
                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     LOGISTICS MANAGEMENT RESOURCES, INC.
       (Exact Name of Small Business Issuer as Specified in its Charter)

          Colorado                     4213                  68-0133692
 -------------------------  ----------------------------  -------------------
(State or Other Jurisdic-  (Primary Standard Industrial  (IRS Employer Iden-
 tion of Incorporation)     Classification Code Number)   tification Number)

       10602 Timberwood Circle, Suite 9, Louisville, KY 40223
                                 (502) 339-4000
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                   (Address and Telephone Number of Principal
                Executive Offices and Principal Place of Business)

                      LOGISTICS MANAGEMENT RESOURCES, INC.
                             1998 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            {Full title of the Plan)

                           Danny L. Pixler, President
             10602 Timberwood Circle, Suite 9, Louisville, KY 40223
                                 (502) 339-4000
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            (Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

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                         CALCULATION OF REGISTRATION FEE
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                                PROPOSED         PROPOSED
TITLE OF EACH       AMOUNT      MAXIMUM          MAXIMUM
CLASS OF SECUR-     TO BE       OFFERING         AGGREGATE    AMOUNT OF
ITIES TO BE         REGIS-      PRICE            OFFERING    REGISTRATION
REGISTERED          TERED       PER UNIT(1)      PRICE         FEE
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Common Stock       15,000,000 (2)  $0.48        $720,000      $144.00
No Par Value        Shares
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by reference to the average of the closing bid and ask prices of the Registrant's Common Stock on November 29, 2001, as reported on the OTC Bulletin Board.

(2)  Includes 2,000,000 shares initially registered.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

The contents of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, File No.333-70353, which was filed on January 8, 1999, are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Louisville, on this 29th day of November, 2001.


LOGISTICS MANAGEMENT RESOURCES, INC.


/s/Danny Pixler, President
--------------------------

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. .

SIGNATURE                              TITLE                          DATE



/s/ Danny L. Pixler            President and Director          November 29, 2001
-------------------           Treasurer (Chief Financial and
                                 Accounting Officer)